Exhibit 10.2

2009 OPTION AND PROFITS INTEREST PLAN

OLIGASIS, LLC

2009 SHARE INCENTIVE PLAN

1.	PURPOSES.

The Company, by means of the Plan, seeks to retain the services of Employees, Officers, Consultants, Directors and Other Service Providers of the Company and its Affiliates, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a)    “Affiliate” means any parent or subsidiary entity of the Company, whether now or hereafter existing.

(b)    “Board” means the Board of Directors of the Company as defined in the LLC Agreement.

(c)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)    the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)    individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Share Awards or Profits Interests subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means a Committee of one (1) or more members of the Board appointed by the Board in accordance with subsection 3(c).

(f)    “Company” means Oligasis, LLC, a Delaware limited liability company.

(g)     “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services. However, the term “Consultant” shall not include Directors or Shareholders.

(h)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Shareholder, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s services. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate will not constitute an interruption of Continuous Service. The Board or an officer of the Company designated by the Board, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(i)    “Director” of any entity means a member of the board of directors of such entity.

(j)    “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(k)    “Employee” means any person employed by the Company or an Affiliate as an employee.

(l)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)    “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company; or (v) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(n)    “Fair Market Value” means, as of any date, the value of the Shares determined reasonably and in good faith by the Board.

(o)    “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 13, 2009, as the same may be amended from time to time.

(p)    “Officer” means any person designated by the Company or an Affiliate as an officer.

(q)     “Option” means an option to purchase Shares granted pursuant to the Plan.

(r)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(s)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(t)    “Other Service Provider” means any provider of services to the Company or an Affiliate other than an Employee, Director, Officer or Consultant. Other Service Providers shall include, without limitation, a Shareholder who is providing services to the Company either in such Shareholder’s capacity as a Shareholder or in some other capacity; a “manager” of the Company or an Affiliate as such term may be defined in the applicable governing documents of such entity; or a partner of an Affiliate organized as a partnership if such partner is providing services to the Affiliate either in such partner’s capacity as a partner, or in some other capacity.

(u)    “Own,” “Owned,” “Owner,” “Ownership” A person or entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(v)    “Participant” means a person to whom a Share Award or Profits Interest is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Share Award or Profits Interest.

(w)    “Plan” means this 2009 Share Incentive Plan.

(x)    “Profits Interest” means a Share granted under the Plan pursuant to a Profits Interest Agreement.

(y)    “Profits Interest Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Shares. Each Profits Interest Agreement shall be subject to the terms and conditions of the Plan.

(z)    “Restricted Share Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Shares pursuant to the Plan. Each Restricted Share Agreement shall be subject to the terms and conditions of the Plan.

(aa)    “Restricted Share Award” means an award of Shares which is granted pursuant to the terms and conditions of Section 7.

(bb)    “Securities Act” means the Securities Act of 1933, as amended.

(cc)    “Share” means a Common Share of the Company, as defined in the LLC Agreement, and any securities into which such Shares may hereafter be converted.

(dd)    “Share Award” means any right to receive Shares granted under the Plan, including an Option or a Restricted Share Award.

(ee)    “Share Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Share Award grant. Each Share Award Agreement shall be subject to the terms and conditions of the Plan.

(ff)    “Shareholder” means a Shareholder of the Company, as defined in the LLC Agreement.

3.	ADMINISTRATION.

(a)    Administration by the Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b)    Powers of the Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)    To determine from time to time which of the persons eligible under the Plan shall be granted Share Awards and Profits Interests; when and how each Share Award and Profits Interest shall be granted; the provisions of each Share Award Agreement and Profits Interest Agreement (which need not be identical), including the time or times when a person shall vest in an Option or Profits Interest or be permitted to exercise a Share Award; and the number of Shares with respect to which a Share Award or Profits Interest shall be granted to each such person.

(ii)    To construe and interpret the Plan, the Share Awards and Profits Interests granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Share Award Agreement or Profits Interest Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)    To settle all controversies regarding the Plan and Share Awards and Profits Interests granted under it.

(iv)    To accelerate the time at which a Share Award may first be exercised or the time during which a Share Award or Profits Interest, or any part thereof, will vest in accordance with the Plan, notwithstanding the provisions in the applicable Share Award Agreement or Profits Interest Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Share Award or Profits Interest granted while the Plan is in effect except with the written consent of the affected Participant.

(vi)    To amend the Plan, a Share Award Agreement or a Profits Interest Agreement as provided in Section 13.

(vii)    To approve forms of Share Award Agreements and Profits Interest Agreements for use under the Plan and to amend the terms of any one or more Share Awards or Profits Interests, including, but not limited to, amendments to provide terms more favorable than previously provided in the Share Award Agreement or Profits Interest Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that, the rights under any Share Award or Profits Interest shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Share Awards if necessary to bring the Share Award into compliance with Section 409A of the Code and related guidance thereunder.

(viii)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(ix)    To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option under the Plan, (2) the cancellation of any outstanding Option under the Plan and the grant in substitution therefore of (A) a new Option under the Plan or another equity plan of the Company covering the same or a different number of Shares, (B) a Profits Interest, (C) cash and/or (D) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that no such reduction or cancellation may be effected if it is determined, in the Company’s sole discretion, that such reduction or cancellation would result in any outstanding Option becoming subject to the requirements of Section 409A of the Code.

(c)    Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board the powers previously delegated.

(d)    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a)    Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in Shares, the Shares that may be issued pursuant to Share Awards and Profits Interests shall not exceed in the aggregate the number of Shares specifically designated by the Board from time to time.

(b)    Reversion of Shares to the Share Reserve. If any Share Award or Profits Interest shall for any reason expire or otherwise terminate, in whole or in part, without having been vested or exercised in full, the Shares not acquired or not vested (as the case may be) under such award shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 11(d) or as consideration for the exercise of an Option shall again become available for issuance under the Plan.

5.	ELIGIBILITY.

(a)    General.    The persons eligible to receive Options and Profits Interests are the Employees, Officers, Directors, eligible Consultants, and Other Service Providers of the Company and its Affiliates.

(b)    Consultants and Other Service Providers.

(i)    A Consultant or Other Service Provider shall not be eligible for the grant of a Share Award or Profits Interest if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant or Other Service Provider is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant or Other Service Provider is providing to the Company, or because the Consultant or Other Service Provider is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

(ii)    Rule 701 generally is available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION TERMS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)    Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)    Exercise Price of Options. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Shares subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Sections 409A and 424(a) of the Code.

(c)    Consideration. The purchase price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations and as determined by the Board in its sole discretion, by any combination of the following methods of payment: (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option, (A) according to a deferred payment or other similar arrangement with the Optionholder, (B) via a “net exercise” or similar arrangement, or (C) in any other form of legal consideration that may be acceptable to the Board, in each case, as set forth in the Option Agreement. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. The Board shall have the authority to grant Options that do not permit such methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.

(d)    Transferability of Options. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option to such extent as permitted by Rule 701 and in a manner consistent with applicable tax and securities laws upon the Optionholder’s request. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option and receive the Shares or other consideration resulting from such exercise.

(e)    Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(f)    Vesting Generally. The total number of Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

(g)    Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days if necessary to comply with applicable state laws), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)    Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months if necessary to comply with applicable state laws) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i)    Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months if necessary to comply with applicable state laws) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j)    Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six (6) months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Optionholder’s death or Disability, upon a Change of Control in which the vesting of such Options accelerates, upon the Optionholder’s retirement (as such term may be defined in any applicable agreement or in accordance with the Company’s then-current employment policies and guidelines) any such vested Options may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(k)    Early Exercise. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 11(g), any unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(l)    Right of Repurchase. Subject to the “Repurchase Limitation” in Section 11(g), an Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested Shares acquired by the Optionholder pursuant to the exercise of the Option.

(m)    Right of First Refusal. An Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the Shares received upon the exercise of the Option. Except as expressly provided in this subsection 6(m), such right of first refusal shall otherwise comply with any applicable provisions of the LLC Agreement.

7.	RESTRICTED SHARE AWARD TERMS.

Subject to the provisions of the Plan, each Restricted Share Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate

Restricted Share Award Agreements need not be identical, but each Restricted Share Award Agreement shall include (through incorporation of provisions hereof by reference in the Restricted Share Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. The Board may grant a Restricted Share Award in consideration for past or future services or any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law, and the Board shall comply with the capital contribution provisions of the LLC Agreement with respect to any Restricted Share Awards.

(b)    Transferability. Unless otherwise provided in an applicable Restricted Share Award Agreement, rights to acquire Shares subject to a Restricted Share Award Agreement shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall be entitled to receive the right to acquire Shares, subject to any rights of the Company or other parties under the Plan, the Restricted Share Award Agreement and/or the LLC Agreement.

(c)    Vesting. Subject to the “Repurchase Limitation” in Section 11(g), the total number of Shares subject to a Restricted Share Award Agreement may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Restricted Share Award Agreement will provide that from time to time during each of such installment periods, the Shares allotted to that period will vest. On such vesting dates, the shares may be subject to such other terms and conditions (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of the Shares under individual Restricted Share Award Agreements may vary. Subject to the “Repurchase Limitation” in Section 11(g), all unvested Shares acquired pursuant to a Restricted Share Award Agreement may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(d)    Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 11(g), in the event a Participant’s Continuous Service terminates, the Restricted Share Award Agreement with the Participant shall revert to and again become available for issuance under the Plan.

8.	PROFITS INTEREST TERMS.

Subject to the provisions of the Plan, each Profits Interest Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Profits Interest Agreements need not be identical, but each Profits Interest Agreement shall include (through incorporation of provisions hereof by reference in the Profits Interest Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. The Board may grant Profits Interests in consideration for past services, future services or any other form of lawful consideration acceptable to the Board in its discretion.

(b)    Transferability. Unless otherwise provided in an applicable Profits Interest Agreement, a Share subject to a Profits Interest Agreement shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall be entitled to receive the Shares, subject to any rights of the Company or other parties under the Plan, the Profits Interest Agreement and/or the LLC Agreement.

(c)    Vesting. The total number of Shares subject to a Profits Interest Agreement may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Profits Interest Agreement will provide that from time to time during each of such installment periods, the Shares allotted to that period will vest. On such vesting dates, the Shares may be subject to such other terms and conditions (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of Shares under individual Profits Interest Agreements may vary.

(d)    Termination of Continuous Service. In the event a Participant’s Continuous Service terminates, the Profits Interest Agreement with the Participant shall terminate, and the unvested Shares covered by such Profits Interest Agreement shall revert to and again become available for issuance under the Plan.

9.	SECURITIES LAW COMPLIANCE.

The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to (i) grant Share Awards and to issue and sell Shares upon the exercise of Share Awards, and (ii) issue Shares under Profits Interest Agreements; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Share, any Share Award or Profits Interest, or any Shares issued or issuable pursuant to any such Share Award or Profits Interest. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Share Award or transfer Shares under such Profits Interest Agreements unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Share Award, Profits Interest, or the subsequent issuance of Shares pursuant to the Share Award if such grant or issuance would be in violation of any applicable securities law.

10.	USE OF PROCEEDS.

Proceeds from the sale of Shares under the Plan shall constitute general funds of the Company.

11.	MISCELLANEOUS.

(a)    Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Share Award unless and until such Participant has satisfied all requirements for exercise of the Share Award pursuant to its terms. A Participant to whom a Share is issued in accordance with the Plan shall have such rights with respect to such Share as are provided in the LLC Agreement.

(b)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed thereunder or Share Award or Profits Interest granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Share Award or Profits Interest was granted or shall affect the right of the Company or an Affiliate to terminate the service relationship of any Participant, with or without notice and with or without cause.

(c)    Investment Assurances; Execution of LLC Agreement. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Share Award or Profits Interest Agreement, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising a Share Award or owning a Share; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares for the Participant’s own account and not with any present intention of selling or otherwise distributing Shares; and (iii) to execute the LLC Agreement. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on certificates issued under the Plan (if any) as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of Shares.

(d)    Withholding Obligations. To the extent provided by the terms of a Share Award Agreement or Profits Interest Agreement, a Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Shares by any of the following means (in addition to the Company’s right to withhold from any compensation, distributions and payments paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Participant, provided, however, that no Shares may be withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Share Award or Profits Interest as a liability for financial accounting purposes).

(e)    Compliance with Section 409A. To the extent that the Board determines that any Share Award granted hereunder is subject to Section 409A of the Code, the Share Award Agreement evidencing such Share Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Share Award Agreements shall be interpreted in accordance with Section 409A of the Code.

(f)    Compliance with Exemption Provided by Rule 12h-1(f). If: (i) the aggregate of the number of Optionholders and the number of holders of all other outstanding compensatory employee options to purchase Shares equals or exceeds five hundred (500), and (ii) the assets of the Company at the end of the Company’s most recently completed fiscal year exceeds $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options, prior to exercise, and the Shares acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Optionholder, or (3) to an executor upon the death of the Optionholder (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (i) transfers by the Optionholder to the Company, and (ii) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided herein, the Options and Shares acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Optionholder prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall deliver to Optionholders

(whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Optionholder’s agreement to maintain its confidentiality.

(g)    Repurchase Limitation. The terms of any repurchase right shall be specified in the Share Award Agreement. The repurchase price for vested Shares shall be the Fair Market Value of the Shares on the date of repurchase. The repurchase price for unvested Shares shall be the lower of (i) the Fair Market Value of the Shares on the date of repurchase or (ii) their original purchase price. However, the Company shall not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Share Award as a liability for financial accounting purposes) have elapsed following delivery of Shares subject to the Share Award, unless otherwise specifically provided by the Board.

(h)    No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Share Award to any Participant.

(i)    Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

12.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

(a)    Capitalization Adjustments. If any change is made in the Shares, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, incorporation, change in state of organization, distribution (whether in property or cash), equity split, liquidating distribution, combination of Shares, exchange of Shares, change in form of organization or structure, or other transaction not involving the receipt of consideration by the Company), then: (i) the Plan will be proportionately and appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), (ii) the outstanding Options will be appropriately and proportionately adjusted in the class(es) and number of securities and price per security subject to such outstanding Share Awards, and (iii) the Profits Interests Agreements will be appropriately and proportionately adjusted in the class(es) and number of securities subject to such Profits Interest Agreements. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)    Dissolution or Liquidation. Unless otherwise provided by the Board in its sole discretion, in the event of a dissolution or liquidation of the Company, all outstanding unvested Share Awards and unvested Profits Interests shall terminate immediately prior to such event, and any outstanding vested Share Awards that are not exercised in advance of such event (by such date as may be specified by the Board in its sole discretion) shall terminate immediately prior to such event.

(c)    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) a reverse merger in which the Company is the surviving entity but the Shares outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (individually, a “Company Transaction”), then:

(i)    Options. Any surviving or acquiring entity may assume any Option (or a portion of any Option) outstanding under the Plan or may substitute a similar share option (including an option to acquire the same consideration paid to the Shareholders in the Company Transaction for those outstanding under the Plan). In the event any surviving or acquiring entity refuses to assume any Option (or portion of an Option) or to substitute a similar option for an Option outstanding under the Plan, then with respect to an Option (or portion thereof) held by an Optionholder whose Continuous Service has not terminated prior to the effective time of the Company Transaction (referred to as a “Current Participant”), the Board may in its discretion accelerate the vesting of such Option (or portion thereof, as applicable), and the time at which such Options may be exercised, and such Option (or portion thereof) shall terminate if not exercised at or prior to the Company Transaction. With respect to any Options (or portions thereof) outstanding under the Plan that are not assumed or substituted by the surviving or acquiring entity and that are held by persons who are not Current Participants, such Options shall terminate if not exercised at or prior to the Company Transaction.

(ii)    Restricted Share Awards. With respect to any unvested Shares under the Plan, any surviving or acquiring entity in a Company Transaction shall substitute similar equity awards for such Shares outstanding under the Plan, and any reacquisition or repurchase rights held by the Company in respect of Shares may be assigned by the Company to the surviving or acquiring entity. In the event any surviving or acquiring entity refuses to substitute similar equity awards for unvested Shares under the Plan, then such unvested Shares shall terminate immediately prior to the consummation of the Company Transaction.

(iii)    Profits Interests. With respect to any unvested Shares subject to Profits Interest Agreements under the Plan that are held by Participants whose Continuous Service has not terminated, any surviving or acquiring entity in a Company Transaction may substitute similar equity awards for such Shares outstanding under the Plan, and any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Profits Interest Agreements may be assigned by the Company to the surviving or acquiring entity. In the event any surviving or acquiring entity refuses to substitute similar equity awards for unvested Shares subject to Profits Interest Agreements under the Plan, then with respect to Shares held by Current Participants, the Board may in its discretion accelerate the vesting of such Shares in full or in part immediately prior to the consummation of such Company Transaction. With respect to unvested Shares held by persons who are not Current Participants, such Shares shall terminate immediately prior to the consummation of the Company Transaction.

(iii)    Cash-Out of Options. Notwithstanding the foregoing, in the event any Option (or portion thereof) will terminate if not exercised prior to the effective time of a Company Transaction, the Board may provide, in its sole discretion, that the holder of any such Option (or portion thereof) that is not exercised prior to such effective time will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Option would have received upon the exercise of the Option (or applicable portion), over (B) the exercise price payable by such holder in connection with such exercise.

(iv)    Change in Control. Any Share Award or Profits Interest may be subject to additional acceleration of vesting and exercisability upon or after a change in control transaction, as may be provided and defined in the Share Award or Profits Interest Agreement or grant notice for such Share Award or Profits Interest or as may be provided and defined in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur except as set forth in this Section 12(c).

13.	AMENDMENT OF THE PLAN AND OPTIONS.

(a)    Amendment of Plan. At any time, and from time to time, the Board may amend the Plan. If the approval of the Shareholders of an amendment to the Plan is required by the LLC Agreement or applicable law, then such amendment shall not be effective unless approved by the Shareholders in accordance with the LLC Agreement or applicable law.

(b)    No Impairment of Rights. Rights under any Share Award or Profits Interest Agreement granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) such Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)    Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Share Awards or Profits Interests may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)    No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Share Award or Profits Interest granted while the Plan is in effect except with the written consent of the Participant.

15.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but, if Shareholder approval of the Plan is required by the LLC Agreement, then no Share Award shall be exercised and no Share shall be issued under the Plan unless and until the Plan has been approved by the Shareholders of the Company in accordance with the LLC Agreement.

16.	CHOICE OF LAW

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.